UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2012

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Named Executive Officers

On February 22, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) made the following compensation determinations with respect to the named executive officers of Chemtura Corporation (“Chemtura”):

2011 Management Incentive Plan

The previously-approved 2011 Management Incentive Plan (the “2011 MIP”) provides senior executives, including our named executive officers, and certain other employees, with the opportunity to earn compensation in the form of an annual cash incentive based on the attainment of pre-established performance goals. For fiscal 2011, the performance measures used to determine the 2011 MIP payouts included (1) consolidated earnings before interest, taxes, depreciation expense and amortization expense (“EBITDA”), as adjusted for certain special items as described in the 2011 MIP; (2) consolidated days sales outstanding; (3) consolidated days cost in inventory; (4) achievement of specific safety results; and (5) an assessment of individual performance. Based on performance during fiscal 2011 with respect to each of these measures, the Compensation Committee approved the following payouts on February 22, 2012: Craig A. Rogerson - $850,000; Stephen C. Forsyth - $289,715; Chet C. Cross - $250,000; Alan M. Swiech - $141,479; and Billie S. Flaherty - $159,639.

Emergence Award Plan

The previously-approved Emergence Award Plan (the “EAP”) provides designated participants, including our named executive officers, with the opportunity to receive fully-vested shares of common stock (“Shares”) based upon Chemtura’s achievement of specified EBITDA goals during fiscal 2011, subject to a participant's continued employment with Chemtura on the date that the level of Chemtura’s achievement of EBITDA is determined. Based on performance during fiscal 2011 with respect to EBITDA, on February 22, 2012, the Compensation Committee approved delivery of fully-vested common stock in the following amounts to be made on March 1, 2012: Mr. Rogerson - 124,077 Shares; Mr. Forsyth - 31,019 Shares; Mr. Cross - 24,815 Shares; Mr. Swiech - 14,889 Shares; and Ms. Flaherty - 17,371 Shares.

2012 Management Incentive Plan

On February 22, 2012, the Compensation Committee approved the 2012 Management Incentive Plan (the “2012 MIP”) under which certain senior executives and other employees, including our named executive officers, are provided with the opportunity to earn compensation in the form of an annual cash incentive based on the attainment of pre-established performance goals. For 2012, the performance measures to be used to determine any payouts are (1) EBITDA as adjusted for certain special items as described in the 2012 MIP; (2) a combination of days sales, days payable and days inventory outstanding; (3) achievement of specific safety results; and (4) an assessment of individual performance. The 2012 MIP is similar in design to the Management Incentive Plans from 2010 and 2011. The 2012 MIP target opportunities established for our named executive officers (expressed as a percentage of annual base salary) are: Mr. Rogerson-100%; Mr. Forsyth-70%; Mr. Cross - 70%; Mr. Swiech - 60%; and Ms. Flaherty-60%.

Long-Term Incentive Plan

On February 22, 2012, pursuant to Chemtura’s previously-approved 2010 Long-Term Incentive Plan, the Compensation Committee approved the value of stock option, restricted stock unit and performance share grants to be made to our named executive officers on March 1, 2012: Mr. Rogerson - $4,500,000; Mr. Forsyth - $975,000; Mr. Cross - $775,000; Mr. Swiech - $635,000; and Ms. Flaherty - $710,000. The grants will be made in 45% restricted stock units, 30% stock options and 25% performance shares. The stock options and restricted stock units will vest ratably over three years from the date of grant, and the exercise price for the stock options will be based on the closing price of our common stock on March 1, 2012. The performance shares measurement period will be three calendar years, and the performance shares metric will be relative total shareholder return against the Russell 3000 Index.

Item 8.01 Other Events

Executive Officer and Non-employee Director Stock Ownership Guidelines

The Compensation Committee has approved new stock ownership guidelines for Chemtura’s executive officers and key employees and non-employee directors. Under these guidelines, (1) executive officers are subject to stock ownership requirements of 5x (Mr. Rogerson), 3x (Messrs. Forsyth and Cross), 2x (Mr. Swiech and Ms. Flaherty) and 1x (other executive officers and key employees) base salary and (2) non-employee directors are subject to a stock ownership requirement of 4x the base annual cash retainer for board service.

Signatures

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By:	/s/ Alan Schutzman
Name:	Alan Schutzman
Title:	Assistant Secretary

Date:	February 28, 2011